Exhibit 99.1

Mindspeed Reports Fiscal First Quarter 2013 Results

  Achieves non-GAAP operating and net profitability
  Product revenue at high end of guidance range, reaching $38.4 million
  4G/ LTE small cells using Mindspeed SoCs deployed in December quarter in Korea

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--January 28, 2013--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for communications infrastructure applications, today reported results for its fiscal first quarter of 2013. For the quarter ended December 28, 2012, Mindspeed recorded net revenues of $44.4 million and earnings per share of $0.14 on a non-GAAP basis, or $0.03 on a GAAP basis. The non-GAAP results include the benefit of the $6.0 million sale of non-core intellectual property. Net product revenue for the quarter was $38.4 million.

Product revenue from high-performance analog (HPA) products was $19.2 million, or 50 percent of fiscal first quarter 2013 product revenue, and increased eight percent sequentially from the prior quarter, marking another quarter of record revenue from this product line. Product revenue from communications processors was $14.6 million, or 38 percent of total product revenue, and was up four percent sequentially. This included $9.5 million of the former communications convergence processing (CCP) product revenue, excluding wireless, and $5.1 million of wide area networking (WAN) product revenue. Wireless infrastructure revenue contributed $4.6 million in the quarter, or 12 percent of total product revenue, and was up four percent sequentially from the prior quarter. A comparison to past reporting practices is available in the accompanying financial data.

Non-GAAP operating income for the fiscal first quarter of 2013 was $7.4 million, compared to a non-GAAP operating loss of $2.0 million in the prior fiscal quarter. This included the benefit of the $6 million non-core intellectual property sale. GAAP operating income for the fiscal first quarter of 2013 was $2.5 million, compared to a GAAP operating loss of $6.1 million in the prior fiscal quarter. Non-GAAP net income for the fiscal first quarter of 2013 was $6.2 million, or $0.14 per share, compared to a non-GAAP net loss of $2.6 million, or $0.07 per share, in the prior quarter. GAAP net income in the fiscal first quarter of 2013 was $1.1 million, or $0.03 per share, compared to a GAAP net loss of $6.1 million, or $0.15 per share, in the prior quarter. Excluding the $6.0 million non-core intellectual property sale, non-GAAP operating income was $1.4 million and non-GAAP net income was $180,000.

Non-GAAP results exclude stock-based compensation and related payroll costs, restructuring charges, amortization of acquired intangible assets, non-cash interest expense on convertible senior notes and asset impairment, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

“I’m pleased to report that we reached the important milestone of operating profitability,” commented Raouf Y. Halim, Mindspeed’s chief executive officer. “As we transition to higher growth markets in high-performance analog solutions, communications processors and small cell wireless infrastructure, including the current ramp in 4G/LTE deployments, we have built a solid foundation for continued future profitable growth.”

Outlook

Mindspeed forecasts total net product revenue in the fiscal second quarter of 2013 to be approximately flat to up or down 2% versus total net product revenue in the fiscal first quarter of 2013. The company expects fiscal second quarter of 2013 non-GAAP gross margin to be between 60-61 percent and anticipates non-GAAP operating expenses to be approximately $22 million in the fiscal second quarter of 2013.

Fiscal First Quarter 2013 Conference Call

Mindspeed will conduct a conference call announcing its fiscal first quarter of 2013 results today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 877-303-3204 (domestic) or 253-237-1154 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at http://www.mindspeed.com. A replay of the conference call will be available via telephone for a period of five days, beginning one hour after the conference call concludes by calling 855-859-2056 (domestic) or 404-537-3406 (international). Conference ID # 87096941 is required to access the replay. The replay will also be available in the Investors section of Mindspeed's web site at http://www.mindspeed.com for a period of thirty days after the call.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth below under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding asset impairments, stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, non-recurring legal and settlement costs, employee separation costs, acquisition-related costs, integration costs, revaluation of contingent consideration, restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We also discuss certain non-GAAP measures excluding patent sales as a supplement to financial results based on GAAP. The sale of patents in the fiscal first quarter of 2013 impacted our net revenue, gross margin, operating income and net income. Information needed to reconcile our non-GAAP financial measures excluding the impact of patent sales is provided within the text of our earnings release. Non-GAAP net income is also referred to in this earnings release as net profitability.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

We exclude stock-based compensation and related payroll costs and non-cash interest expense on our convertible senior notes from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude profit in acquired inventory to facilitate comparability of gross profit between periods and to better reflect continuing operations of the acquired company. We exclude asset impairments, employee separation costs, non-recurring legal and settlement costs, restructuring charges, acquisition-related costs, and integration costs because they include significant discrete items that may not be indicative of our ongoing operations or economic performance.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project restructuring charges, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on asset impairments, stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, non-recurring legal and settlement costs, employee separation costs, restructuring charges, acquisition-related costs, integration costs, revaluation of contingent consideration and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, goals or intentions, including, but not limited to: our current assessment of the demand environment and trends in our target markets, including the HPA and small cell basestation markets; and our current expectations for fiscal second quarter 2013 net product revenue, non-GAAP gross margin and non-GAAP operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Our business is subject to numerous risks and uncertainties that could adversely affect investors in our securities, including fluctuations in our operating results and the potential for future operating losses; loss of or diminished demand from one or more key distributors; our ability to successfully develop and introduce new products; pricing pressures; our ability to maintain operating profitability; our ability to successfully integrate acquired businesses and products, including with respect to our acquisition of Picochip; and the potential for intellectual property or other litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, our most recent Quarterly Report on Form 10-Q and our future filings with the SEC.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 28,	September 28,	December 30,
	2012	2012	2011

Net revenue:
Products	$38,394	$36,264	$33,842
Intellectual property	6,000	-	90
Total net revenue	44,394	36,264	33,932
Cost of goods sold (a)	15,094	15,253	14,219
Gross margin	29,300	21,011	19,713

Operating expenses:
Research and development (a)	15,597	16,519	15,008
Selling, general and administrative (a)	9,610	9,901	10,130
Restructuring charges	1,572	703	-
Total operating expenses	26,779	27,123	25,138

Operating income/(loss)	2,521	(6,112)	(5,425)

Other expense/(income), net	1,373	(22)	85

Income/(loss) before income taxes	1,148	(6,090)	(5,510)

Provision/(benefit) for income taxes	71	(28)	88

Net income/(loss)	$1,077	$(6,062)	$(5,598)

Net income/(loss) per share:
Basic	$0.03	$(0.15)	$(0.17)
Diluted	$0.03	$(0.15)	$(0.17)

Weighted-average number of shares used in per share computation:
Basic	39,497	39,169	32,900
Diluted	40,058	39,169	32,900

(a) Includes stock-based compensation expense and related payroll costs.

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 28,	September 28,	December 30,
	2012	2012	2011

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$29,604	$21,372	$19,670
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	45	91	(43)
Profit in acquired inventory (b)	-	24	-
Amortization of acquired intangible assets (c)	247	246	-
Employee separation costs (d)	12	-	-
Gross margin	$29,300	$21,011	$19,713

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$14,500	$15,554	$14,338
Items excluded from non-GAAP research and development expenses:
Asset impairment (e)	135	-	-
Stock-based compensation and related payroll costs	918	942	670
Employee separation costs (d)	44	23	-
Research and development expenses	$15,597	$16,519	$15,008

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$7,656	$7,808	$7,639
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	1,721	850	1,567
Amortization of acquired intangible assets (c)	104	104	-
Non-recurring legal and settlement costs	117	715	-
Employee separation costs (d)	-	169	(19)
Integration costs (f)	-	226	-
Acquisition related costs (g)	12	29	943
Selling, general and administrative expenses	$9,610	$9,901	$10,130

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$22,156	$23,362	$21,977
Items excluded from non-GAAP operating expenses:
Asset impairments (e)	135	-	-
Stock-based compensation and related payroll costs	2,639	1,791	2,237
Acquisition related costs (g)	12	29	943
Restructuring charges	1,572	704	-
Amortization of acquired intangible assets (c)	104	104	-
Non-recurring legal and settlement costs	117	715	-
Employee separation costs (d)	44	192	(19)
Integration costs (f)	-	226	-
Operating expenses	$26,779	$27,123	$25,138

Reconciliation of Non-GAAP Operating Income to GAAP Operating Income/(Loss)
Non-GAAP operating income	$7,448	$(1,990)	$(2,307)
Items excluded from non-GAAP operating income/(loss):
Asset impairment (e)	135	-	-
Stock-based compensation and related payroll costs	2,684	1,882	2,194
Acquisition related costs (g)	12	29	943
Restructuring charges	1,572	704	-
Profit in acquired inventory (b)	-	24	-
Amortization of acquired intangible assets (c)	351	350	-
Non-recurring legal and settlement costs	117	715	-
Employee separation costs (d)	56	192	(19)
Integration costs (f)	-	226	-
Operating income/(loss)	$2,521	$(6,112)	$(5,425)

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 28,	September 28,	December 30,
	2012	2012	2011

Reconciliation of Non-GAAP Other Expense, Net to GAAP Other Expense, Net
Non-GAAP other expense, net	$1,197	$663	$(17)
Items excluded from non-GAAP other income/(expense), net:
Revaluation of contingent consideration	(10)	(885)	-
Non-cash interest expense on convertible senior notes (h)	186	200	102
Other expense, net	$1,373	$(22)	$85

Reconciliation of Non-GAAP Net Income to GAAP Net Income/(Loss)
Non-GAAP net income	$6,180	$(2,625)	$(2,378)
Items excluded from non-GAAP net income:
Asset impairment (e)	135	-	-
Stock-based compensation and related payroll costs	2,684	1,882	2,194
Acquisition related costs (g)	12	29	943
Restructuring charges	1,572	704	-
Profit in acquired inventory (b)	-	24	-
Amortization of acquired intangible assets (c)	351	350	-
Non-recurring legal and settlement costs	117	715	-
Employee separation costs (d)	56	192	(19)
Integration costs (f)	-	226	-
Revaluation of contingent consideration	(10)	(885)	-
Non-cash interest expense on convertible senior notes (h)	186	200	102
Net income/(loss)	$1,077	$(6,062)	$(5,598)

Reconciliation of Non-GAAP Net Income Per Share to GAAP Net Income/(Loss) Per Share
Net income per share, basic:
Non-GAAP net income	$0.16	$(0.07)	$(0.07)
Adjustments	(0.13)	(0.08)	(0.10)
Net income/(loss)	$0.03	$(0.15)	$(0.17)

Net income per share, diluted:
Non-GAAP net income	$0.14	$(0.07)	$(0.07)
Adjustments	(0.11)	(0.08)	(0.10)
Net income/(loss)	$0.03	$(0.15)	$(0.17)

Reconciliation of Shares used in Non-GAAP diluted shares to GAAP diluted shares
Non-GAAP diluted shares	51,428	39,169	32,900
The effect of dilutive potential common shares due to reporting Non-GAAP net income (i)	(11,370)	-	-
GAAP diluted shares	40,058	39,169	32,900

(b) Profit in acquired inventory results from purchase-accounting adjustments which increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated profit in acquired inventory increases cost of goods sold and reduces gross profit.

(c) Amortization of acquired intangible assets reflects amortization expense on intangible assets recorded in conjunction with the picoChip acquisition.

(d) Employee separation costs consist of severance benefits payable to certain former employees of the Company as a result of organizational changes.

(e) Asset impairment includes the write-off of software tools no longer in use.

(f) Integration costs represent costs incurred related to the transition of picoChip to a wholly owned subsidiary of Mindspeed.

(g) Acquisition-related costs are professional fees incurred related to the acquision of picoChip.

(h) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company's 6.50% and 6.75% convertible senior notes.

(i) Diluted shares include shares that would be issued from the company's 6.5% and 6.75% convertible notes, calculated using the "if converted" method.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	December 28,	September 28,
	2012	2012

ASSETS
Current Assets
Cash and cash equivalents	$51,137	$49,098
Receivables, net	16,649	14,527
Inventories	9,199	10,482
Prepaid expenses and other current assets	5,300	10,497
Total current assets	82,285	84,604

Property, plant and equipment, net	17,510	16,031
Intangible assets, net	36,165	35,351
Goodwill	57,110	57,110
Other assets	4,190	4,000
Total assets	$197,260	$197,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$8,371	$9,262
Accrued compensation and benefits	5,363	6,401
Deferred income on sales to distributors	3,606	4,396
Deferred revenue	1,661	2,338
Line of credit - short term	5,521	5,511
Short term debt	15,866	15,384
Contingent consideration	1,866	1,876
Other current liabilities	9,589	10,661
Total current liabilities	51,843	55,829

Line of credit – long term	8,000	8,000
Long-term debt	44,470	44,765
Other liabilities	6,853	6,767
Total liabilities	111,166	115,361

Stockholders' equity	86,094	81,735
Total liabilities and stockholders' equity	$197,260	$197,096

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended
	December 28,	December 30,
	2012	2011

Cash Flows From Operating Activities
Net income/(loss)	$1,077	$(5,598)
Adjustments required to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	1,553	1,513
Amortization of license agreements	659	643
Amortization of intangibles	351	-
Restructuring charges	1,471	-
Stock-based compensation	2,671	2,150
Inventory provisions	367	699
Amortization of debt discount on convertible debt	244	144
Other non-cash items, net	125	(93)
Changes in assets and liabilities, net of acquisitions:
Receivables	(2,193)	(590)
Inventories	916	2,428
Current deferred tax asset	-	-
Other assets, net	5,012	854
Accounts payable	(909)	(1,009)
Deferred income on sales to distributors	(790)	8
Restructuring charges	(909)	(528)
Accrued compensation and benefits	(1,134)	(2,481)
Accrued expenses and other current liabilities	(1,667)	1,627
Other liabilities, net	182	(113)

Net cash provided by/(used in) operating activities	7,026	(346)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,032)	(1,570)
Payments under license agreements	(2,477)	(1,111)

Net cash used in investing activities	(5,509)	(2,681)

Cash Flows From Financing Activities
Payments made on capital lease obligations	(67)	(173)
Borrowings under line of credit	1,250	-
Payments made on line of credit	(1,240)	-
Repurchase of restricted stock for income tax withholding	(216)	(264)
Proceeds from equity compensation programs	770	992

Net cash provided by financing activities	497	555

Effect of foreign currency exchange rates on cash	25	6

Net increase/ (decrease) in cash and cash equivalents	2,039	(2,466)
Cash and cash equivalents at beginning of period	49,098	45,227

Cash and cash equivalents at end of period	$51,137	$42,761

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended
	December 28,	September 28,	December 30,
	2012	2012	2011

Gross margin %	66.0%	57.9%	58.1%

Cash provided by/(used in):
Operating activities	$7,026	$(1,079)	$(346)
Investing activities	(5,509)	(4,975)	(2,681)
Financing activities	497	(51)	555
Effect of foreign currency on cash	25	65	6
Net increase/(decrease) in cash	$2,039	$(6,040)	$(2,466)

Depreciation	$1,553	$1,552	$1,513
Capital expenditures	5,509	4,975	2,681

Net revenue by region:
Americas	$11,510	$5,942	$5,516
Europe	3,454	2,325	1,858
Asia-Pacific	29,430	27,997	26,558
	$44,394	$36,264	$33,932

Net revenue by new product lines:
High performance analog	$19,190	$17,821	$14,344
Communications processors	14,630	14,037	19,226
Wireless infrastructure	4,574	4,406	272
Total net product revenue	38,394	36,264	33,842
Intellectual property	6,000	-	90
Total net revenue	$44,394	$36,264	$33,932

Net revenue by historical product lines:
High-performance analog products	$19,190	$17,821	$14,344
Communications convergence processing products	14,051	14,261	14,989
WAN communications products	5,153	4,182	4,509
Total net product revenue	38,394	36,264	33,842
Intellectual property	6,000	-	90
Total net revenue	$44,394	$36,264	$33,932

CONTACT:
Investor Relations Contact:
Mindspeed Technologies, Inc.
Kevin Trosian
VP, Business Development and Investor Relations
+1 949.579.3111
Investor.Relations@Mindspeed.com